Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

DATED NOVEMBER 1, 2011

BETWEEN

JON ASIAN, LLC

AND

EDICT SYSTEMS, INC.

Contents

1.	Initial Term and Renewals	1
2.	Rent	1
3.	Use of Premises	2
4.	Absolutely Net Net Net Lease	2
5.	Sublease and Assignment	2
6.	Maintenance and Repairs	3
7.	Alterations and Improvements	3
8.	Taxes	4
9.	Insurance	4
10.	Utilities	6
11.	Signs	6
12.	Landlord’s Right of Entry	7
13.	Parking	7
14.	Building Rules	7
15.	Damage or Destruction	7
16.	Default by Tenant	8
17.	Quiet Possession	9
18.	Condemnation	9
19.	Subordination	10
20.	Estoppel Certificate	11
21.	Security Deposit	11
22.	Notices and Payment of Rent	11
23.	Brokers	12
24.	Non-Waiver and Right to Cure Defaults	12
25.	Holding Over by Tenant	12
26.	Surrender of Premises	12
27.	Memorandum of Lease	13
28.	Time of the Essence	13
29.	Headings	13
30.	Binding Effect	13
31.	Landlord’s Consent	13
32.	Performance	14
33.	Compliance With Law	14
34.	Entire Agreement	14
35.	Amendments	14
36.	Governing Law	14
37.	Severability of Provisions	14
38.	Copy of Agreement	14
Schedule “A” Description of Leased Premises		1

COMMERCIAL LEASE AGREEMENT (OHIO)

THIS AGREEMENT made effective as of the 1st day of November, 2011.

BETWEEN:

Jon Asian, LLC

2434 Esquire Dr., Beavercreek, OH 45431

(the “Landlord”)

- and -

Edict Systems, Inc.

2434 Esquire Dr., Beavercreek, OH 45431

(the “Tenant”)

IN CONSIDERATION of the mutual promises and at the rental and upon the covenants, conditions and provisions herein set forth, contained and other good and valuable consideration, Landlord leases to Tenant and Tenant leases from Landlord, the real property described in the attached Schedule “A”, which Schedule “A” is incorporated herein by this reference, together with all improvements now or hereafter located thereon and all appurtenances and privileges related thereto, all of which area is hereinafter referred to as the “Premises.”

1.	Initial Term and Renewals

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an “Initial Term” beginning on November 1, 2011 and ending on October 31, 2016. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to provide Tenant with possession of the Leased Premises in a timely fashion, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay. This Lease contains no renewal options.

2.	Rent

Tenant shall pay to Landlord during the Term rental of TWO-HUNDRED-TWENTY-EIGHT THOUSAND DOLLARS ($228,000.00) per year, payable in installments of Nineteen-Thousand Dollars ($19,000.00) per month. Each installment payment shall be due in advance on the first (1st) day of each calendar month during the lease term to Landlord at 2434 Esquire Dr., Beavercreek, OH 45431 or at such other place designated by written notice from Landlord to Tenant. Tenant shall pay the first month’s rent to Landlord at the time of the parties’ execution of this Lease. If the lease term commences on a day other than the first day of a calendar month, the first month’s rent shall be adjusted accordingly. Tenant shall also pay to Landlord a “Security Deposit” in the amount of Nineteen Thousand Dollars ($19,000.00).

3.	Use of Premises

Tenant’s use of the Leased Premises shall be in a lawful, careful, safe, and proper manner, and Tenant shall carefully preserve, protect, control and guard the same from damage. Tenant shall not use the parking area or the ingress and egress area of the Premises in an unreasonable manner so as to interfere with the normal flow of traffic or the use of such areas by occupants of properties adjacent to the Leased Premises. Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

4.	Absolutely Net Net Net Lease

This Lease shall be at all times be construed as an absolutely carefree and net, net, net lease to the Landlord and accordingly absolutely all federal, state or municipal taxes, charges or levies, value added taxes, sales taxes, realty taxes, expenses, costs, payments and outgoings incurred in respect of the demised premises, the subject tenancy, the revenue derived therefrom and the improvements shall be borne by the Tenant so that the rent, revenue and income herein provided shall be absolutely net to the Landlord and free of all charges, abatement, set-off or deduction for federal, state or municipal taxes, charges or levies, value added taxes, sales taxes, realty taxes, expenses, costs, payments and outgoings of every nature arising from or related to the demised premises, the rental derived therefrom and the improvements thereto, and the Tenant shall pay all such taxes, charges, rates, assessments, expenses, costs, payments and outgoings, SAVE AND EXCEPT ONLY THAT the Landlord shall be solely responsible for the Landlord’s own income taxes and any other charges which may be expressly stipulated herein to be the sole responsibility of the Landlord.

5.	Sublease and Assignment

Tenant shall have the right without Landlord’s consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant’s assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed. Provided, however, that no assignment of this Lease, whether by act of Tenant or by operation of law, and no sublease of the Leased Premises, or any part thereof, by or from Tenant, shall relieve or release Tenant from any of its obligations hereunder. This Lease may be assigned by Landlord or by operation of law without Tenant’s consent, provided that the assignee agrees to be bound by the provisions of this Lease then in effect.

6.	Maintenance and Repairs

Subject to the provisions of Section 14, relating to destruction of or damage to the Leased Premises, and Section 17, relating to condemnation of the Leased Premises, Tenant shall, at its sole cost and expense, keep and maintain the Leased Premises, including without limitation, the roof, exterior, foundation, structural and operational parts (cooling, heating, air conditioning, plumbing equipment and fixtures), paving and landscaping, snow and ice removal, interior maintenance (floors, doors, toilets, light replacement, etc.), and all other elements or systems of the Leased Premises, in a condition and repair similar to its original condition and repair, reasonable wear and tear excepted. Replacement and repair parts, materials, and equipment used by Tenant to fulfill its obligations hereunder shall be of a quality equivalent to those initially installed within the Leased Premises. All repair and maintenance work shall be done in accordance with the then existing federal, state, and local laws, regulations and ordinances pertaining thereto. Except as otherwise provided in Sections 14 and 17, Landlord shall have no obligation whatsoever with respect to the maintenance and repair of the Leased Premises.

7.	Alterations and Improvements

Tenant shall have the right to make, at no expense to Landlord, improvements, alterations, or additions (hereinafter collectively referred to as “Alteration”) to the Leased Premises, whether structural or nonstructural, interior or exterior, provided that:

(a)	no Alteration shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld;

(b)	no Alteration shall reduce or otherwise impair the value of the Leased Premises;

(c)	no Alteration shall be commenced until Tenant has first obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction with respect to such Alteration;

(d)	any Alteration shall be made in a good workmanlike manner and in compliance with all laws, ordinances, regulations, codes, and permits;

(e)	Tenant shall hold Landlord harmless from and against any liens and claims for work, labor, or materials supplied to the Leased Premises at the direction of Tenant, and in the event that any such liens or claims shall be filed for work, labor or materials supplied to the Leased Premises at the direction of Tenant, Tenant shall, at Landlord’s option, either escrow an amount equal to the amount of the lien or claim being filed, or obtain a bond for the protection of Landlord in an amount not less than the amount of the lien or claim being filed; and

(f)	any Alteration shall become and remain the property of Landlord unless Landlord otherwise agrees in writing.

8.	Taxes

(a)	Tenant shall pay all real estate taxes and assessments becoming due and payable with respect to the Leased Premises during the Initial Term and any Renewal Term, and all taxes or other charges imposed during the Initial Term and any Renewal Term with respect to any business conducted on the Leased Premises by Tenant or any personal property used by Tenant in connection therewith. Taxes, assessments or other charges which Tenant is obligated to pay or cause to be paid hereunder and which relate to any fraction of a tax year at the commencement or termination of this Lease shall be prorated based upon the ratio that the number of days in such fractional tax year bears to 365.

(b)	Tenant shall have the right to contest, object, or oppose the legality or validity of any tax, assessment, or charge, provided that prompt notice of such contest, objection, or opposition be given to Landlord, and provided further that Tenant promptly thereafter set aside in a separate escrow account funds equal to the amount of the taxes, assessments, or charges being contested, objected, or opposed by Tenant. Tenant agrees to hold Landlord harmless from and to fully pay and discharge the amounts finally determined to be due following the exercise of such right to contest, object or oppose, together with any penalties, fines, interests, costs, or expenses that may accrue, or have accrued, thereon and Tenant shall apply the funds to set aside under this Section 7 or fully discharge its obligations hereunder.

(c)	If at any time during the Initial Term and any Renewal Term hereunder, the method of taxation prevailing at the commencement of the lease term shall be altered so as to cause the whole or any part of the taxes, assessments, or charges now or hereafter levied, assessed or imposed on real estate and improvement thereon to be levied, assessed or imposed wholly or partially as a capital levy, or otherwise, on the rents received therefrom, Tenant shall pay and discharge the same with respect to the rents due hereunder.

9.	Insurance

(a)	If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

(b)	At its sole cost and expense, Tenant shall obtain and thereafter maintain in full force and effect, at all times during the lease term and any extension thereof, the following insurance with respect to the Leased Premises:

(i)	comprehensive commercial public liability insurance , bodily injury and property damage insurance coverage having limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, and $5,000,000 excess umbrella liability coverage.

(ii)	fire and extended coverage insurance in an amount equal to one-hundred percent (100%) of the current replacement value of the Leased Premises, which replacement value shall be redetermined by Landlord at the beginning of each year of the Initial Term and any Renewal Term. Landlord shall, upon each such redetermination, give written notice to Tenant of such redetermined replacement value. If Tenant fails to object to such redetermined replacement value within twenty-one (21) days after its receipt of written notice thereof, such value shall be deemed acceptable to Tenant. If Tenant does object to such redetermined replacement value, the replacement value of the Leased Premises shall then be determined by an appraisal by a third party selected by Landlord and approved by Tenant. Such third party’s determination of the replacement value of the Leased Premises shall be conclusive and binding upon Landlord and Tenant. The cost of any such appraisal shall be borne equally by Landlord and Tenant. If the replacement value of the Leased Premises determined by such an appraisal is higher than the then existing limits of fire and extended insurance coverage, Tenant shall, at its sole cost and expense, promptly cause such insurance limits to be increased to the new replacement value of the Leased Premises. The fire and extended coverage insurance policy shall specifically provide that Landlord and any mortgagee or lessor of Landlord are additional insureds and that all payments shall be made as their interests appear.

(c)	Each insurance policy furnished under this Section 8 shall be issued by a responsible insurance company acceptable to Landlord, and such insurance coverage may be written under a blanket policy or policies obtained by Tenant, which policy or policies may include other real estate owned or leased by Tenant. Landlord, Tenant and any mortgagee or lessor of Landlord shall all be named as insured parties in each such insurance policy, and each policy shall provide for written notice to Landlord and to any mortgagee or lessor of Landlord at least ten (10) days prior to any cancellation, modification, or lapse thereof. Tenant shall furnish Landlord with memorandum copies of such insurance policies prior to the commencement of the lease term.

(d)

Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Leased Premises resulting from the use, misuse, occupancy, possession, or unoccupancy of the Leased Premises by Tenant, its agents, employees, licensees, invitees or guests. Except where any loss, cost, injury or damage is the result of Landlord’s sole fault or negligence, Landlord shall not have any liability for any loss, cost, injury or damage to the Leased Premises, to Tenant or Tenant’s employees, agents, licensees, invitees or guests or to any property of such persons. Except as set forth in the Section 8, Landlord shall not be responsible or liable for loss or damage to the contents of any improvements on the Leased Premises, regardless of who owns the contents and regardless of how or by whom the loss or damage is caused.

10.	Utilities

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant’s pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord’s reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

Landlord does not warrant that any of the utility services above-mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, lockouts, picketing (whether legal or illegal), accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises, or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant’s obligations under this Lease. Landlord shall have no responsibility or liability for the failure of any public or private utility to supply sufficient or adequate utility services to the Leased Premises.

11.	Signs

Tenant shall have the right, with Landlord’s prior written consent, to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord’s opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or that hampers or restricts the use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

12.	Landlord’s Right of Entry

Landlord shall have the right to enter upon the Leased Premises at all reasonable times for the purpose of inspecting the same, and during the last year of the Initial Term or any Renewal Term hereunder, Landlord may exhibit the same for sale or rent; provided, however, that Landlord shall not unreasonably interfere with Tenant’s use of the Premises.

13.	Parking

During the term of this Lease, Tenant shall have the exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant’s agents and employees. Tenant may be asked to provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees.

14.	Building Rules

Tenant will comply with the rules of the Building, if any, adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. No such building rules exist as of the date of this Lease.

15.	Damage or Destruction

If by fire or other casualty the Leased Premises are destroyed or damaged to the extent that Tenant is deprived of occupancy or use of the Leased Premises (meaning such destruction cannot be repaired or restored within sixty (60) days of the occurrence of the fire or other casualty Landlord may elect to

(a)	cause the restoration of the Leased Premises to substantially the same condition as existed before such damage or destruction; or

(b)	cancel this Lease as of the date of such fire or casualty by giving written notice to Tenant not more than 30 days thereafter.

Should Landlord elect to proceed under subparagraph (a), above, rent shall abate unless Tenant continues to partially occupy the Leased Premises, in which case Tenant shall pay all rent on a prorated basis, until the Leased Premises are restored, equal to an amount obtained by multiplying the then existing monthly rent by a percentage equal to the fraction which has as its numerator the amount of square feet in the improvements of the Leased Premises which is incapable of being used for its intended purpose and as its denominator the total amount of square feet in the improvements on the Leased Premises. If such damage does not deprive Tenant of occupancy or use of the Leased Premises, Landlord shall proceed with due diligence or cause the restoration of the Leased Premises to substantially the same condition as existed before such damage. In such latter event, rent shall not abate. Tenant shall fully cooperate with Landlord in making available to Landlord for the purpose of so restoring the Leased Premises all insurance proceeds payable under Section 8 as a result of fire or other casualty damage to the Leased Premises.

16.	Default by Tenant

If Tenant fails to pay any installment of rent or make any other payment required to be made by Tenant when the same shall become due and payable hereunder, or if Tenant fails to observe and perform any other provision, covenant, or condition of this Lease required under this Lease to be observed and performed by Tenant within fifteen (15) days after Landlord shall have given notice to Tenant of the failure of Tenant to observe and perform the same, or if Tenant abandons or vacates the Leased Premises during the continuance of this Lease, or if Tenant makes an assignment for the benefit of creditors or enters into a composition agreement with its creditors, or if the interest of Tenant in the Leased Premises is attached, levied upon, or seized by legal process, or if this Lease is assigned in violation of the terms hereof or is terminated by operation of law, then, in any such event, immediately or at any time thereafter, at the option of Landlord, Landlord shall, as it elects, either:

(a)	declare this Lease to be in default, in which event this Lease shall immediately cease and terminate, and Landlord may possess and enjoy the Leased Premises as though this Lease had never been made, without prejudice, however, to any and all rights of action when Landlord may have against Tenant for rent and other charges payable by Tenant hereunder (both past due and future rent due Landlord and past due and future charges payable by Tenant), damages, or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding such termination; or

(b)	relet the Leased Premises, or any part thereof, for such term or terms and on such conditions, as Landlord deems appropriate for and on behalf of Tenant, for the highest rental reasonably attainable in the judgment of Landlord, which reletting shall not be considered as a surrender or acceptance back of the Leased Premises or a termination of this Lease, and recover from Tenant any deficiency between the amount of rent and all other charges payable by Tenant under this Lease and those amounts obtained from such reletting, plus any expenses incurred by Landlord in connection with such reletting, including, without limitation, the expenses of any repairs or alterations Landlord deems necessary or appropriate to make in connection with such reletting and all sums expended for brokerage commissions and reasonable attorneys’ fees, but Landlord shall be under no duty to relet the Leased Premises; or

(c)	declare the whole amount of the rent and other charges which would otherwise have been paid by Tenant over the balance of the lease term to be immediately due and payable, without prejudice, however, to any and all other rights of action which Landlord may have against Tenant for past due rent and other charges payable by Tenant hereunder, damages or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding Landlord’s election to proceed under this clause (c).

In the event that a bankruptcy or insolvency proceeding is filed by or against Tenant, or if a court of competent jurisdiction or other governmental authority approves a petition seeking a reorganization, arrangement, composition or other similar relief with respect to Tenant, or appoints a trustee, receiver or liquidator of Tenant or of all, or substantially all, of Tenant’s property or affairs, or assumes custody or control of all, or substantially all, of the property or affairs of Tenant, Landlord shall have the right to elect any of the remedies set forth above. If this Lease is assumed or assigned to a trustee, receiver, liquidator or other court-appointed person or entity without Landlord’s prior written consent, the parties and their respective successors (whether by operation of law or otherwise agree that, upon such an assignment or assumption, all defaults of Tenant prior to such assignment or assumption must be cured or that adequate assurances that such defaults will be promptly cured must be given and that adequate assurances of future performance under this Lease must be provided. Such adequate assurances shall mean that a bond shall be issued in favor of Landlord in the amount equal to one year’s future rent and that an amount equal to all existing monetary obligations of Tenant which are in default shall be escrowed with an escrow agent acceptable to Landlord. Additionally, all past due monetary obligations of Tenant which are in default shall be paid to Landlord within sixty (60) days after the assignment or assumption and rent will be currently and continually paid on a timely basis commencing with the first day of the month following the 60th day of the assignment and assumption.

17.	Quiet Possession

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

18.	Condemnation

If all or materially all of the Leased Premises are taken in appropriation proceedings or by right of eminent domain or by the threat of the same, then this Lease shall terminate as of the date Tenant is deprived of occupancy thereof, and Tenant’s obligations under this Lease, except obligations for rent and other charges herein to be paid by Tenant up to the date thereof, shall terminate. For purposes of this Lease, “materially all of the Leased Premises” shall be considered as having been taken if the portion of the Leased Premises taken, due either to the area so taken or the location of the portion taken, would leave the remaining portion not so taken insufficient to enable Tenant to effectively and economically conduct its business at the Leased Premises. If less than materially all the Leased Premises are taken in appropriation proceedings or by right of eminent domain or by the threat thereof, then this Lease shall not terminate as a result of such taking, but Landlord shall promptly repair and restore the Leased Premises to substantially the same condition as existed immediately before such taking. Until such repair and restoration are completed, rent shall be abated in the proportion of the number of square feet of improvements on the Leased Premises of which Tenant is deprived bears to the total square feet of such improvements immediately prior to such taking. Thereafter, if the number of square feet of improvements is less than the total of the same prior to such taking, rent shall be reduced in the proportion to which the number of square feet of improvements existing after such repair and restoration is less than the total of the same prior to such taking.

All damages awarded for any such taking shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Leased Premises, or otherwise, provided, however, that Tenant shall be entitled to any portion of the award made to Tenant for removal and reinstallation of Tenant’s fixtures or for the cost of Tenant’s immovable fixtures, if any.

19.	Subordination

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, on the condition that such mortgagor or lienholder agrees that Tenant’s occupancy shall not be disturbed as long as Tenant is not in default of any of its obligations under this Lease. Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises or the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.

20.	Estoppel Certificate

Tenant shall, at Landlord’s request and upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge, and deliver to Landlord, or such other party as Landlord may specify, a statement in writing certifying that this Lease has not been modified and is still in full force and effect (or if modified, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and any other obligations to be paid hereunder by Tenant have been paid, and stating whether or not, to the best of the knowledge of Tenant, Tenant or Landlord is in default in performance of any obligation hereunder, and if so, specifying each such default.

21.	Security Deposit

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord’s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

22.	Notices and Payment of Rent

Any payment of rent, notice, exercise of option or election, communication, request or other document or demand required or desired to be given to Landlord or Tenant shall be in writing and shall be deemed given:

(a)	to Landlord when delivered personally to the managing partner of Landlord or when deposited in the United States mail, first-class, postage prepaid, addressed to Landlord at its address set forth at the beginning hereof; and

(b)	to Tenant when delivered in person to an officer of Tenant or when deposited in the United States mail, first-class, postage prepaid, addressed to Tenant at its address set forth at the beginning hereof.

Either party may, from time to time, change the address at which such written notices, exercises of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party written notice of such changed address.

23.	Brokers

Not applicable.

24.	Non-Waiver and Right to Cure Defaults

Neither a failure by Landlord to exercise any of its options hereunder, nor a failure to enforce its rights or seek its remedies upon any default, nor an acceptance by Landlord of any rent accruing before or after any default, shall affect or constitute a waiver of Landlord’s right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord is entitled, either at law or in equity. If Tenant fails to pay by their respective due dates all rents, charges or other obligations to be paid by it pursuant to the terms hereof, or fails to make necessary repairs to the Leased Premises, or fails to perform any other duties which it is required to perform hereunder, then Landlord, at its option, may do so and the amount of any expenditure attributable to such action by Landlord, plus accrued interest at the rate of eight percent (8%) per annum from the time each such expenditure is made until reimbursed, shall immediately become due and payable to Landlord and shall be considered additional rent hereunder; but no such payment or compliance by Landlord shall constitute a waiver of any such failure by Tenant or affect any right or remedy of Landlord with respect thereto.

25.	Holding Over by Tenant

If Tenant shall continue in possession of the Leased Premises beyond the termination of the Initial Term and any Renewal Term hereunder, such holding over shall be considered an extension of this Lease for a one-month period and so on, from month to month, until terminated by either party by giving not less than thirty (30) days written notice of termination to the other. Such holding over shall be upon the same terms and conditions as are set forth in this Lease.

26.	Surrender of Premises

Upon termination of this Lease, whether by lapse of time or otherwise, or upon the exercise by Landlord of the power to enter and repossess the Leased Premises without terminating this Lease, as hereinbefore provided, Tenant shall at once surrender possession of the Leased Premises to Landlord in a condition and order of repair substantially similar to its original condition and order of repair upon the commencement of the lease term, reasonable wear and tear and damage by events of casualty excepted, and shall at once remove all of Tenant’s personal property and trade fixtures from the Leased Premises. Upon any such termination, Tenant shall, as directed by Landlord, either remodel any addition to the Premises constructed by Tenant, so as to facilitate use of such addition for office operations or remove such addition from the Leased Premises. Any such remodeling or removal of any addition to the Leased Premises shall be made by Tenant at its sole cost and expense. If, upon any such termination, Tenant does not at once surrender possession of the Leased Premises and remove such of its property as allowed by Landlord, Landlord may forthwith re-enter and repossess the same and remove all of Tenant’s property without being guilty of trespass or of forceful entry or detainer or without incurring any liability to Tenant for loss or damage to Tenant’s property. Upon any such removal of Tenant’s property, it shall be considered to have been abandoned and may either be retained by Landlord as its property or may be disposed of at public or private sale as Landlord sees fit. If any such property is either sold at public or private sale or retained by Landlord, the proceeds of any such sale or the then current fair market value of the property, as the case may be, shall be applied by Landlord against Landlord’s expenses of removal, storage or sale of such property, the arrears of rent and other charges or future rent and other charges payable hereunder, and any other damages to which Landlord may be entitled hereunder. Tenant shall repair, at its sole cost and expense, any damage to the Leased Premises resulting from the removal of its property as allowed hereunder.

27.	Memorandum of Lease

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

28.	Time of the Essence

Time is of the essence in the performance and observance of each and every term, covenant and condition of this Lease by both Landlord and Tenant.

29.	Headings

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

30.	Binding Effect

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

31.	Landlord’s Consent

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

32.	Performance

If there is a default with respect to any of Landlord’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant’s receiving full reimbursement, Landlord shall pay the non-reimbursed balance plus accrued interest to Tenant on demand.

33.	Compliance With Law

If any law, ordinance, order, rule or regulation is passed or enacted by any governmental agency or department having jurisdiction over the Leased Premises or Tenant’s use of the same which requires Tenant to modify or alter its operations or use of the Leased Premises, this Lease shall in no way be affected and Tenant shall, at its sole cost and expense, promptly comply with such law, ordinance, order, rule, or regulation.

34.	Entire Agreement

This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and terminates and supersedes all prior understandings or agreements.

35.	Amendments

No amendment to this Lease shall be valid or binding unless such amendment is in writing and executed by the parties hereto.

36.	Governing Law

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Ohio.

37.	Severability of Provisions

The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof and this Lease shall be construed in all respects as if such invalid or unenforceable provision were omitted.

38.	Copy of Agreement

Tenant acknowledges receipt of an executed copy of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD: Jon Asian, LLC	TENANT: Edict Systems, Inc.

By: /s/ Jason Wadzinski	By: /s/ Jason Wadzinski

Jason Wadzinski, CEO	Jason Wadzinski, CEO

Date: February 3, 2012	Date: February 3, 2012
2434 Esquire Dr., Beavercreek, OH 45431	2434 Esquire Dr., Beavercreek, OH 45431
Phone: (937) 429-4288	Phone: (937) 429-4288

Schedule “A”

Description of Leased Premises

Situate in the City of Beavercreek, County of Greene, and State of Ohio, and being described as follows:

Being Lot Numbered Thirteen (13) of Kempton Square, Section Two (2), as the same is recorded in Plat Book 29, Pages 103 and 104, of the Plat Records of Greene County, Ohio, also knows as Plat Cabinet 34, pages 386B-387A, of the Plat Records of Greene County, Ohio.

Subject to all easements, conditions, restrictions and limitations of record and all legal highways.